august 3, 2021

| 2 Forward Looking Statements This presentation contains forward-looking statements, including statements regarding the Company’s 2021 revenue and EPS outlook, Sweaty Betty’s approximate 2021 revenue, the expected benefits of the acquisition, Sweaty Betty’s growth opportunities, the Company’s expectation that the acquisition will be accretive in the first twelve months and the expected EPS and adjusted EPS benefit of the acquisition. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements. This presentation includes non-GAAP financial measures which are indicated by footnote references. Page 20 at the end of this presentation includes reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures.

Wolverine Worldwide A Strategic Catalyst Sweaty Betty Acquisition Impact

| 4 Wolverine Worldwide Overview Wolverine Worldwide is a portfolio of global performance and lifestyle footwear and apparel brands focused on our consumers, digital and DTC, and product design and innovation to drive growth. Wholesale & 3P Distributors DTC 2020 Revenue by Channel U.S. EMEA Asia Pac Lat Am Canada 2020 Revenue by Region1 $2.44B to $2.50B Updated 2021 Revenue Outlook1 1. 50% of units are marketed outside the US 1. Updated fiscal 2021 revenue outlook as of 8/3/2021

| 5 Acquisition Track Record Wolverine Worldwide has a track record of successfully acquiring, integrating, and building brands – including performance brands 1990 2000 2010 2020 + Revenue >30x higher than at acquisition in 1997 Revenue >3x higher than at acquisition in 2009 + + + Revenue >1.5x higher than at acquisition in 2012 2021 revenue of approximately $250M Performance Brand Acquisition Examples:

Wolverine Worldwide A Strategic Catalyst Sweaty Betty Acquisition Impact

| 7 Strategic Fit Sweaty Betty delivers on all of our strategic acquisition criteria and moves the Company toward the future Wolverine Worldwide • Brands with strategic competencies (apparel and adjacent categories, DTC, digital, etc.) • Brands in fast-growing addressable markets / categories • Businesses that provide value creation and synergy opportunities • Deals that are expected to be accretive in the first year

Strategic Competencies

Sweaty Betty brings several **exceptional key competencies** to Wolverine Worldwide in alignment with the Company's strategic focus

Digital	DTC	Female Consumer	Apparel
~70% eCom of total revenue[1]	>80% DTC of total revenue[1]	100% women's of total revenue[1]	100% apparel of total revenue[1]
Strong capabilities in effectively engaging consumers digitally	Business built on DTC with a fast-paced, consumer-focused culture	Deep, intimate understanding of the female consumer	Proven apparel expertise and design/development competencies

1. Figures based on Sweaty Betty's 2021 actual revenue

W | 8

| 9 Growing Addressable Market / Category The global activewear market is over $200 billion in revenue1, and Sweaty Betty is well positioned within the enviable, growing women’s premium activewear segment, propelled by several powerful consumer trend tailwinds 1. Source: Euromonitor 0% 5% 10% Apparel (excl. Activewear) Activewear Sweaty Betty's Core Market: Women's Premium Activewear Global Revenue CAGR1 2014-2019 2020-2025 Digitalization Health & Wellness Casualization Premiumization Consumer Trend Tailwinds

| 10 Value Creation Opportunity Sweaty Betty’s integration into Wolverine Worldwide (WWW) presents several opportunities for value creation Apparel US Market Global Distribution Footwear Centers-of- Excellence Sweaty Betty’s apparel design, development, and sourcing expertise can be leveraged by Merrell, Saucony, and others WWW’s US market and distribution resources provide support in a key growth country for Sweaty Betty WWW’s regional teams and global distribution network create an opportunity for broader global expansion WWW’s footwear capabilities enable accelerated product category expansion into footwear WWW’s centers-of- excellence and back- office services allow the Sweaty Betty team to focus on driving growth

Wolverine Worldwide A Strategic Catalyst Sweaty Betty Acquisition Impact

| 12 High-Growth. Purpose-Driven. Consumer Passion. Digital. DTC. Women’s. Premium. Activewear.

| 13 Sweaty Betty 1. Includes 14 concessions in the UK Wholesale DTC eCom DTC Stores Sweaty Betty 2020 Revenue by Channel U.S.EMEA Asia Pac $250M Approximate 2021 Revenue 2013 Expanded into the US market 2018 Launched partnership with Nordstrom NYC Showroom 1998 Founded in London, a global trend-setting city 2019 Expanded into Hong Kong 2021 Launched on T-mall 65 stores1 in the UK and Hong Kong Sweaty Betty 2020 Revenue by Region

| 14 Sweaty Betty Sweaty Betty is growing at an accelerated pace and taking market share with a differentiated brand position and distinctive product offering in the premium women’s activewear market and over 80% of its business in DTC 1. Source: Sweaty Betty financials and Euromonitor 2020 2021 Sweaty Betty Is Taking Market Share Revenue Growth % Change YoY1 Core Market: Premium Women's Activewear in UK, US, and China Sweaty Betty Sweaty Betty revenue was up significantly in 2020, while the market declined, and is expected to be up 4x the market growth rate in 2021

| 15 A Differentiated Brand Position Sweaty Betty is an authentic, purpose-driven brand focused on empowering women through fitness and beyond through strong engagement with an aspirational consumer 1. Source: McKinsey & Co consumer survey of those who have purchased a brand in last 12 months, November of 2020; Market includes Sweaty Betty, lululemon, Alo Yoga, Gymshark, Adidas, Nike, Fabletics, Under Armour, Puma, Asics, Reebok, and Stella McCartney 2.Source: Sweaty Betty consumer survey, November of 2020; Market includes Sweaty Betty, lululemon, Alo Yoga, Athleta, Gymshark, Adidas, Nike, Fabletics, Under Armour, plus 22 other brands in US and plus 20 other brands in the UK 3.Exchange rate as of 7/27/21 (GBP-USD: 1.38) 0% 20% 40% 60% 80% UK US Net Promoter Score1 Market Average Sweaty Betty Consumer $- $500 $1,000 $1,500 UK US Average Activewear Spend in Last 12 Months ($)2 Market Average Sweaty Betty Consumer

Compelling, Trend-Right Product

Sweaty Betty leverages deep insight on its **consumer** to design **high-quality**, **innovative**, **fashion-forward activewear** with a **disruptive mix of performance and style** for women

Performance


Leggings & Pants


Shorts & Skirts


Can Your Dress Do This?
Dresses & Jumpsuits


Tops


Sports Bras & Underwear

Lifestyle


Bottoms


Dresses & Skirts


Hoodies


Outerwear

Collabs


Sweaty Betty x Halle Berry


MERRELL
Sweaty Betty x Merrell

W | 16

| 17 Growth Opportunities Sweaty Betty is growing at an accelerated pace with several near-term growth drivers and a long runway for continued double-digit growth 1. Source: Euromonitor estimates for 2021 $- $10 $20 $30 $40 $50 UK China US Women’s Activewear Market Size ($B)1 Category Tailwinds UK Market Share Gains US Expansion Global Expansion Beyond: Additional Market Gains & Category Expansion US Consumer Net Future Intent to Buy2: Sweaty Betty: 73% Market Avg: 40% Key Growth Drivers 2.Source: McKinsey consumer survey, November 2020; share of purchasers of a brand who state they plan to buy the brand again; market includes lululemon, Gymshark, Fabletics, Alo Yoga, PE Nation, and Zella

Wolverine Worldwide A Strategic Catalyst Sweaty Betty Acquisition Impact

| 19 Transaction Summary Enterprise Value $410 million Valuation Multiple 16.0x EV/EBITDA1 Management Retention Talented leadership team will be retained. Closing Date August 2, 2021 Financing Financed through a combination of existing cash and borrowing under the Company’s revolving credit facility. Post-acquisition, year-end net leverage, as defined by the Company’s credit facility, is expected to be less than 2.2x. Accretion Expected to be accretive in Year 1. Adjusted EPS benefit in fiscal 2021 of $0.04.2 Updated 2021 Outlook Revenue of $2.44B to $2.50B Adjusted EPS of $2.24 to $2.342 Reported EPS of $1.85 to $1.95 1. Based on Sweaty Betty’s 2021 pro forma EBITDA 2.Refer to table on Page 20 for reconciliation to comparable GAAP metric

| 20 GAAP to Non-GAAP Adjustments *To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs net of recoveries, acquisition-related costs, costs related to the COVID-19 pandemic including air freight costs, credit loss expenses, severance expenses, and other related costs and reorganization expenses and debt extinguishment costs were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non- GAAP measures included in this presentation, to the most directly comparable GAAP measures are found in the financial tables above. GAAP As Basis Adjustments Adjusted Pre-Acquisition EPS Outlook - Fiscal 2021 $1.85 - $1.95 0.35$ $2.20 - $2.30 Acquisition EPS Impact - Fiscal 2021 $0.00 - $0.00 0.04$ $0.04 - $0.04 Post-Acquisition EPS Outlook - Fiscal 2021 $1.85 - $1.95 0.39$ $2.24 - $2.34 RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS* (Unaudited) (In millions) 2021 adjustments reflect estimated environmental and other related costs net of recoveries, acquisition-related costs and certain other costs caused by the COVID-19 pandemic.